UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, GA 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2017, the Board of Directors (the “Board”) of NCR Corporation (the “Company”) voted to increase the size of the Board from nine to ten members and elected Mr. Matthew Thompson to the Board to serve until the next annual meeting of stockholders following his appointment and until his successor is duly elected and qualifies, or until his earlier resignation or removal. Mr. Thompson has not been appointed to any committees of the Board at this time.

Mr. Thompson currently serves as Executive Vice President, Worldwide Field Operations, for Adobe Systems Incorporated. Mr. Thompson joined Adobe in January 2007 as Senior Vice President, Worldwide Field Operations. In January 2013, he was promoted to Executive Vice President, Worldwide Field Operations. Prior to joining Adobe, Mr. Thompson served as Senior Vice President of Worldwide Sales at Borland Software Corporation, a software delivery optimization solutions provider, from October 2003 to December 2006. Prior to joining Borland, Mr. Thompson was Vice President of Worldwide Sales and Field Operations for Marimba, Inc., a provider of products and services for software change and configuration management, from February 2001 to January 2003. From July 2000 to January 2001, Mr. Thompson was Vice President of Worldwide Sales for Calico Commerce, Inc., a provider of eBusiness applications. Prior to joining Calico, Mr. Thompson spent six years at Cadence Design Systems, Inc., a provider of electronic design technologies. While at Cadence, from January 1998 to June 2000, Mr. Thompson served as Senior Vice President, Worldwide Sales and Field Operations and from April 1994 to January 1998 as Vice President, Worldwide Professional Services. Mr. Thompson is a board member of Appirio and the Special Olympics Northern California.

Effective upon appointment, Mr. Thompson became eligible to receive the standard compensation provided by the Company to its non-employee directors, as most recently disclosed in the Company’s proxy statement for its 2017 annual meeting of stockholders. There is no arrangement or understanding between Mr. Thompson and any other person pursuant to which Mr. Thompson was selected as a director, and Mr. Thompson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board determined Mr. Thompson to be independent under the independence standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2017	NCR Corporation

	By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary